Exhibit 10.35

FORM OF RESTRICTED ACCOUNT SIDE LETTER

May 19, 2005

CORGENIX MEDICAL CORPORATION
12061 Tejon Street
Westminster, CO  80234
Attn:  President

Re:                               Restricted Account:  Account Number                                    ,
Account Name:                                , maintained at North Fork (the “Restricted Account”).

Reference is made to (i) that certain Securities Purchase Agreement, dated as of May       , 2005 (as amended, modified or supplemented from time to time, the “Purchase Agreement”), by and between Corgenix Medical Corporation, a Nevada corporation (the “Company”), and [PURCHASERS] (the “Purchasers”) and (ii) that certain Restricted Account Agreement, dated as of May          , 2005 (as amended, modified or supplemented from time to time, the “Restricted Account Agreement”), by and among the Company, the Purchasers and North Fork (the “Bank”).  Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable.  Pursuant to Section 3.2 of the Purchase Agreement, the Company is required to place $250,000 in the Restricted Account, and, subject to the provisions of this letter, the Purchase Agreement and any Related Agreement, maintain such amount in the Restricted Account for as long as the Purchasers shall have any obligations outstanding under the Note and to assign the Restricted Account for the benefit of the Purchasers as security for the performance of the Company’s obligations to the Purchasers.

The Purchasers and the Company desire to clarify certain aspects regarding the use of funds contained in the Restricted Account, and for good consideration, the receipt and sufficiency of which is here acknowledged, the Company and the Purchasers agree that at such time as the Company’s registration statement registering the shares of the Company’s common stock comprising the Offering is declared effective, the Restricted Account is to be released upon satisfaction of the following condition:  $250,000 shall be released at such time as the Company’s common stock trades a minimum daily average dollar amount of $25,000 at an average closing price per share of $0.40 or greater (appropriately adjusted for stock splits, reverse stock splits, stock dividends and recapitalizations) over a twenty-two (22) consecutive trading day period (the “Release”).  Upon the Purchasers’ satisfaction that the conditions in this paragraph have been met for the Release, the Purchasers shall direct the Bank, pursuant to a Release Notice (as defined in the Restricted Account Agreement), to wire the funds from the Restricted Account to such bank account as the Company may direct the Purchasers in writing.

Additionally, the Company may request that the Purchasers direct the Bank to release all or any portion of the amounts contained in the Restricted Account following (or in connection with) the consummation of an acquisition by the Company or any of its Subsidiaries.   Such a release referred to in the immediately preceding sentence shall be subject (in all respects) to the Purchasers’ evaluation of all factors that it considers (in its sole discretion) relevant at the time of such requested release, including its determination (i) of the relative benefit of such acquisition to the Company and its Subsidiaries and (ii) of the overall performance (financial or otherwise) of the Company and its Subsidiaries at such time.  The Purchasers shall not be under any obligation to release any amount pursuant to this paragraph and the release of such amounts shall be in the Purchasers’ sole and absolute discretion.  Prior to any such acquisition referred to in this paragraph, the Company shall comply with Section 6.12(f) of the Purchase Agreement in all respects.

This letter may not be amended or waived except by an instrument in writing signed by the Company and the Purchasers.  This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.  This letter shall be governed by, and construed in accordance with, the laws of the State of New York.  This letter supersedes all prior communications, written or oral, with respect to the matters herein.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

Signed

[PURCHASERS]

Agreed and Accepted this day of May, 2005.

CORGENIX MEDICAL CORPORATION

By:
Name:
Title:

2

EXHIBIT A

RELEASE NOTICE

To:	[BANK]

Re:	Account Name:
Account Number:

Reference is made to that certain Restricted Account Agreement, dated as of May    , 2005 (the “Restricted Account Agreement”), among [BANK] (the “Bank”), Corgenix Medical Corporation (the “Company”), and [PURCHASERS] (“Purchasers”).

This is to notify you that Purchasers authorize the release of $                           (the “Release Amount”) from the account referenced above in accordance with the terms of the Restricted Account Agreement.  Within one business day following the receipt of this Release Notice, the Bank hereby agrees to wire the Release Amount (or, in the event that the amount in the Restricted Account is less than the Release Amount, such lesser amount) to the following account in accordance with the wire instructions set forth below:

[Insert Wire Instructions]

[PURCHASERS]

Agreed and accepted this day of 200 .

[BANK]

By:
Name:
Title:

EXHIBIT B

Restricted Account

•	Bank:
•	Bank Routing Number:
Attn:
Phone:

Account Name:

Account #: